Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

TGR FINANCIAL, INC

ARTICLE I

OFFICES

Section 1. Registered Office. TGR Financial, Inc. (the “Corporation”) shall maintain a registered office in the State of Florida, which may be changed from time to time by the board of directors (the “Board”).

Section 2. Additional Offices. The Corporation may also have offices and places of business at such other places, within or without the State of Florida, as the Board may from time to time designate or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Place of Meetings. Meetings of stockholders of the Corporation shall be held at such place, within or without the State of Florida, as may be fixed by the Board and designated in the notice of meeting. If no place is so fixed, such meetings shall be held at the principal office of the Corporation.

Section 2. Annual Meetings. The Corporation shall hold an annual meeting of stockholders of the Corporation for the election of directors and the transaction of any other business which may properly come before such meeting on the third Monday of May in each year at a time to be designated by the Board.

Section 3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called at any time only by (i) the President or Chief Executive Officer of the Corporation, (ii) the Board or a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these Bylaws, include the power to call such meetings, (iii) by any one or more stockholders owning, in the aggregate, not less than fifty percent (50%) of the stock of the Corporation, or (iv) the stockholders, as provided by law. Special meetings shall be held on the date and at the time and place as may be designated by the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than as stated in the notice of meeting.

Section 4. Notice of Meetings. Except as otherwise required by law, written notice stating the place, date and time of any meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting, either personally or by mail not less than ten (10) nor more than sixty (60) days before the date of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, or at such other address as the stockholder shall have furnished in writing to the Secretary of the Corporation. Notice of any special meeting shall indicate that the notice is being issued by or at the direction of the person or persons calling such meeting. When any meeting of stockholders, either annual or special, is adjourned to another time or place, no notice of the adjourned meeting need be given, other than an announcement at the meeting at which such adjournment is taken giving the time and place to which the meeting is adjourned, unless any additional items of business are to be considered, or the Corporation becomes aware of an intervening event materially affecting any matter to be voted on more than ten (10) days prior to the date to which the meeting is adjourned; provided, however, that if after adjournment, the Board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting; provided, further¸ if a meeting to elect the directors is adjourned before the election takes place, at least ten (10) days’ notice of the new election must be given to the stockholders by first-class mail.

Section 5. Waiver of Notice. Notice of any annual or special meeting need not be given to any stockholder who submits a signed waiver of notice of any meeting, in person or by proxy or by his or her duly authorized attorney-in-fact, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such stockholder, except where a stockholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, and such stockholder states such objection at the beginning of the meeting.

Section 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose, the Board shall fix a date as the record date for any such determination of stockholders, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. Such date in any case shall be not more than seventy (70) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 6, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof. If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 7. Quorum. The holders of record of a majority of the total number of votes eligible to be cast in the election of directors, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders, except as otherwise provided by law, these Bylaws or the Articles of Incorporation. If less than a majority of such total number of votes is represented at a meeting, a majority of the number of votes so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting of stockholders, such quorum is not broken by the subsequent withdrawal of any stockholders.

Section 8. Conduct of Meetings. The Chairman shall serve as chairman at all meetings of the stockholders or, if a Chairman has not been elected by the Board or the Chairman is absent or otherwise unable to so serve, such other person as shall be appointed by a majority of the entire Board shall serve as chairman at any meeting of stockholders held in such absence. If the Board has not so acted or such appointee is not willing or able to serve, the President (or if the President has not been named, is absent or is otherwise unable to serve, then the Chief Executive Officer) shall serve as chairman. The Secretary or, in his or her absence, such other person as the chairman of the meeting shall appoint, shall serve as secretary of the meeting. The chairman of the meeting shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate. The chairman of the meeting shall also have the authority to adjourn the meeting from time to time and from place to place as he or she may deem necessary and in the best interests of the Corporation.

Section 9. List of Stockholders. The Secretary of the Corporation shall prepare and make available at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting.

Section 10. Voting; Voting of Shares in the Name of Two or More Persons. Except for the election of directors or as otherwise provided by applicable law or regulation, the Articles of Incorporation or these Bylaws, at all meetings of stockholders, all matters shall be determined by a vote of the holders of a majority of the number of votes eligible to be cast by the holders of the outstanding shares of capital stock of the Corporation present and entitled to vote thereat. Directors shall, except as otherwise required by law, these Bylaws or the Articles of Incorporation, be elected by a plurality of the votes cast by each class of shares entitled to vote at a meeting of stockholders, present and entitled to vote in the election.

Section 11. Proxies. Every stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize any other person(s) to act for him or her by proxy. However, no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 12. Procedure for Nominations. Nominees for election of directors shall be selected in accordance with the terms of that certain Stockholders’ Agreement, dated as of

September 19, 2012, and amended from time to time (the “Holding Company Stockholders’ Agreement”). No nominations for directors except those made in accordance with the Holding Company Stockholders’ Agreement shall be voted upon by the Board or the stockholders, as applicable.

Section 13. New Business. Any new business to be taken up at the annual meeting of stockholders at the request of the Chairman or the Chief Executive Officer or by resolution of the Board shall be stated in writing and filed with the Secretary at least ten (10) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but, except as provided in this Section 13, no other proposal shall be acted upon at the annual meeting. Any proposal offered by any stockholder, may be made at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record and have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting of stockholders, ninety (90) days in advance of the anniversary of the previous year’s annual meeting if the current year’s meeting is to be held within thirty (30) days prior to, on the anniversary date of, or after the anniversary of the previous year’s annual meeting; and (ii) with respect to an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. For purposes of this Section 13, notice shall be deemed to first be given to stockholders when notice of such date of the meeting of stockholders is given pursuant to Section 4 of this Article II.

A stockholder’s notice to the Secretary shall set forth, as to the matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) the name and address of the stockholder proposing such business; (c) (1) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially (including all shares as to which such person has a right to acquire beneficial ownership at any time in the future) and of record by such stockholder and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial owner has a right to vote any shares of any security of the Corporation, (4) any short interest in any security of the Corporation (a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (7) any performance-related fees (other than an asset based fee) to which such stockholder or such beneficial owner is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household, (d) the identification of any person employed, retained, or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the passage of such proposal, and a brief description of the terms of such employment, retainer or arrangement for compensation; (e) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such new business; (f) a representation whether the stockholder intends or is part of a group which intends to: (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal; or (2) otherwise solicit proxies from stockholders in support of such proposal; and (g) all such other information regarding such proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or required to be delivered to the Corporation pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules). This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board or the management of the Corporation, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. This provision shall not constitute a waiver of any right of the Corporation under the proxy rules of the Securities and Exchange Commission (if the Corporation is subject to such rules) or any other rule or regulation to omit a stockholder’s proposal from the Corporation’s proxy materials.

This Section 13 sets forth the exclusive means for a stockholder to submit new business (other than matters properly brought under Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, to the extent applicable, and included in the Corporation’s notice of meeting) before an annual meeting of stockholders. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any new business was not properly brought before the meeting in accordance with the provisions hereof, and, if the chairman should so determine, the chairman shall declare to the meeting that such new business shall not be considered.

ARTICLE III

CAPITAL STOCK

Section 1. Certificated and Uncertificated Stock; Transfers. The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe or be uncertificated.

The shares of the stock of the Corporation shall be transferred on the books of the Corporation, in the case of certificated shares of stock, by the holder thereof in person or by such holder’s attorney duly authorized in writing, upon surrender for full or partial cancellation of a certificate or certificates representing at least the number of shares to be transferred, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

The certificates of stock shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe, which resolution may permit any or all of the signatures on such certificates to be in facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Each certificate shall be sealed with the seal of the Corporation, or a facsimile thereof.

Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

Section 2. Transfer Agent and Registrar. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board.

Section 3. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of such new certificate.

Section 4. Holder of Record. Subject to the provisions of the Articles of Incorporation of the Corporation, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE IV

BOARD OF DIRECTORS

Section 1. Responsibilities; Number of Directors. The business and affairs of the Corporation shall be under the direction of the Board. The Board shall consist of not less than seven (7) and not more than fifteen (15) directors. Within the foregoing limits, the number of directors shall be determined by resolution of the Board and consistent with the terms of the Holding Company Stockholders’ Agreement or by resolution of a majority of stockholders at any annual or special meeting thereof, provided that the initial number of directors shall be thirteen (13).

Section 2. Qualifications. Each director shall be at least eighteen (18) years of age.

Section 3. Regular and Annual Meetings. An annual meeting of the Board for the election of officers shall be held, without notice other than these Bylaws, immediately after, and at the same place as, the annual meeting of the stockholders, or at such other time or place as the Board may fix by resolution. The Board may provide, by resolution, the time and place, within or without the State of Florida, for the holding of regular meetings of the Board without notice other than such resolution, provided that the Board shall meet at least once every calendar quarter.

Section 4. Special Meetings. Special meetings of the Board may be called for any purpose at any time by or at the request of the Chief Executive Officer or by two or more directors. Special meetings of the Board shall also be called by the Secretary upon the written request, stating the purpose or purposes of the meeting, of at least fifty percent (50%) of the directors then in office. The persons authorized to call special meetings of the Board shall give notice of such meetings in the manner prescribed by these Bylaws and may fix any place, within or without the Corporation’s regular business area, as the place for holding any special meeting of the Board called by such persons. No business shall be conducted at a special meeting other than that specified in the notice of meeting.

Section 5. Notice of Meetings; Waiver of Notice. Except as otherwise provided in this Section 5, notice of each meeting shall be mailed or otherwise given to each director at least twenty-four (24) hours before the day of the meeting to his or her address shown in the records of the Corporation; provided, however, that in the event of a vacancy on the Board with respect to a Lightyear Designee, GMT Designee, Endicott Designee or Constitution Designee (as such terms are defined in the Holding Company Stockholders’ Agreement), notice of each meeting (including any regularly scheduled meeting) shall be provided to the applicable Investor Stockholder (as such term is defined in the Holding Company Stockholders’ Agreement) not less than five (5) days before such meeting; provided, further, that if such Investor Stockholder has not designated a replacement nominee as the first order of business at such meeting, any action to be taken at such meeting shall not be conditioned upon such vacancy being filled. The purpose or purposes of any special meeting shall be stated in the notice. Such notice shall be deemed given when sent or given to any mail or courier service or company providing electronic transmission service. Any director may waive notice of any meeting by submitting a signed waiver of notice with the Secretary, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Conduct of Meetings. Meetings of the Board shall be presided over by the Chairman, if a Chairman has been elected by the Board, or such other director or officer as the Chairman shall designate. If a Chairman has not been elected by the Board or the Chairman is absent or otherwise unable to preside over the meeting, the presiding officer shall be such other person as shall be appointed by a majority of the Board. If no such person has been appointed, the presiding officer shall be the President (or if the President has not been named, is absent or is otherwise unable to serve, then the Chief Executive Officer). The Secretary of the Corporation or, in the absence of the Secretary, a person appointed by the Chairman (or other presiding person), shall act as secretary of the meeting. The Chairman (or other person presiding) shall conduct all meetings of the Board and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings. Any one or more directors may participate in a meeting of the Board or a committee of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

Section 7. Quorum and Voting Requirements. A quorum at any meeting of the Board shall consist of not less than seven (7) of the directors then in office or such greater number as shall be required by law, these Bylaws or the Articles of Incorporation. If less than a required quorum is present, the majority of those directors present shall adjourn the meeting to another time and place without further notice. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 8. Action by Written Consent. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee. For the avoidance of doubt, unanimous written consent of the Board shall only require the directors then in office and, if there are one or more vacancies on the Board at the time of such unanimous written consent, the consent of any replacement nominee who has not yet been nominated by the Board or the nominations committee of the Board, as applicable and/or elected to the Board shall not be required; provided, however, that in the event of a vacancy on the Board with respect to a Lightyear Designee, GMT Designee, Endicott Designee or Constitution Designee (as such terms are defined in the Holding Company Stockholders’ Agreement), notice of each written consent shall be provided to the applicable Investor Stockholder not less than five (5) days before such written consent is distributed to the Board for signature and such Investor Stockholder shall have the ability to designate an individual to fill such vacancy and the first order of business shall be to fill such vacancy prior to any other action or before such written consent of the Board shall be effective; provided, further, that if such Investor Stockholder has not designated a replacement by the time such written consent is distributed to the Board for signature, then any action to be taken by such written consent shall not be conditioned upon such vacancy being filled.

Section 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 10. Vacancies. To the extent not inconsistent with the Articles of Incorporation and subject to the limitations prescribed by law and the Holding Company Stockholders’ Agreement, vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the number of directors, shall be filled only by a vote of a majority of the directors then holding office, whether or not a quorum, at any regular or special meeting of the Board called for that purpose. No person shall be so elected a director unless nominated in accordance with the terms of the Holding Company Stockholders’ Agreement, or applicable law. Any director so elected shall serve until the earlier of his or her death, disability, retirement, resignation or removal (in accordance with Section 13 of this Article IV) and until his or her successor shall be elected and qualified. If there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

Section 11. Compensation. From time to time, as the Board deems necessary, the Board shall fix the compensation of the non-management directors of the Corporation in such one or more forms as the Board may determine. For the avoidance of doubt, only non-management directors are permitted to receive compensation and/or fees for service as a member of the Board; provided, that, notwithstanding the foregoing, the Corporation shall pay all reasonable out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board and any committee thereof, and any meetings of the board of directors of any subsidiary of the Corporation and any committee thereof.

Section 12. Observers. Certain Investor Stockholders as permitted by the Holding Company Stockholders’ Agreement and the Board may designate one (1) person to receive Board materials and to attend meetings of the Board, in each case as observers (each, an “Observer”). Such Observers will not be directors and will not have any voting rights to which directors are entitled. No breach of any Observer’s rights shall invalidate any proceeding or resolution of the Board. Each Observer shall be provided copies of the same materials and be provided the same advance notice with respect to meetings of the Board as the directors.

Observers shall not be entitled to the reimbursement of any out-of-pocket expenses incurred in connection with their attendance of any meetings of the Board; provided that in the case of a Lightyear Designee, GMT Designee, Endicott Designee or Constitution Designee who does not, or is unable to, attend, a regular or special meeting of the Board or any committee thereof (if applicable) on which that Lightyear Designee, GMT Designee, Endicott Designee or Constitution Designee serves, the Corporation shall pay all reasonable out-of-pocket expenses incurred by the Observer representing the Investor Stockholder which designated such absent designee in connection with attending such regular and special meetings of the Board and any committee thereof (if applicable).

Section 13. Removal. Any director may be removed by the stockholders at a meeting duly called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, only for failure to qualify or for cause, or as otherwise provided in the Holding Company Stockholders’ Agreement; provided further that if the Board removes the Chief Executive Officer or President from his or her position as Chief Executive Officer or President of the Corporation, then the Chief Executive Officer or President shall immediately tender his or her resignation from the Board. Notwithstanding anything to the contrary herein, subject to the limitations prescribed by the Holding Company Stockholders’ Agreement, if an Investor Designee is removed or is unable to continue to serve as an Investor Designee, the Investor Stockholder which nominated or designated such Investor Designee shall have the exclusive right to designate a Replacement Nominee (as defined in the Holding Company Stockholders’ Agreement) and the Board shall elect such person as a director.

ARTICLE V

COMMITTEES

Section 1. Standing Committees. At each annual meeting of the Board, the directors shall designate from their own number, by resolution, the following committees:

(a) Executive Committee;

(b) Audit Committee;

(c) Compensation Committee; and

(d) Nominations Committee,

which shall be standing committees of the Board. The Board must formally ratify written policies authorized by each committee of the Board before they become effective, subject to the limitations prescribed in the Holding Company Stockholders’ Agreement. Except as provided in these Bylaws, each committee shall consist of the number of members designated thereto; provided, however¸ for so long as any Key Investor Stockholder is entitled to designate an Investor Designee (as such terms are defined in the Holding Company Stockholders’ Agreement) pursuant the Holding Company Stockholders’ Agreement, (1) each Key Investor Stockholder shall have the right to designate one Key Investor Designee to serve on the Executive Committee of the Board, (2) one Key Investor Designee (as selected by the Board) shall have the right to serve on the Compensation Committee of the Board, and (C) one Key Investor Designee (as selected by the Board) shall have the right to serve on the Nominations Committee of the Board, unless such Key Investor Stockholder consents in writing to its Key Investor Designee not being a member. No Key Investor Designee may serve as the chairman or vice chairman, or in any similar capacity, of any committee of the Board or represent more than twenty-five (25%) of the members of any such committee, and no such committee shall have decision making authority for policy or actions on managerial matters unless (x) recommendations of such committee as to policy or actions on managerial matters are reviewed and approved or reviewed and ratified by the Board, or (y) such committee is carrying out functions in accordance with a policy or parameters approved by the Board.

Subject to Section 2 below, a majority of the directors then serving on any committee shall constitute a quorum of such committee, and the vote of a majority of the members present at any meeting, including the chairman of the committee, who shall be eligible to vote, shall constitute the action of such committee. Subject to the Holding Company Stockholders’ Agreement, the Board shall appoint a director to fill any vacancy on any committee of the Board. The members of the committees shall serve at the pleasure of the Board, subject to the terms of the Holding Company Stockholders’ Agreement.

Section 2. Executive Committee. The Executive Committee shall consist of seven (7) members, four (4) of whom shall be independent or outside directors (and none of whom shall be an officer or salaried employee of the Corporation or its subsidiaries or an Investor Designee), two (2) of whom shall be Key Investor Designees, and one (1) of whom shall be the Chief Executive Officer. The executive committee shall have and may exercise all authority of the Board in the management of the affairs of the Corporation; provided, however, no committee may take any action contrary to law, the Articles of Incorporation, these Bylaws or the Holding Company Stockholders’ Agreement. The appointment of the Executive Committee and the delegation of the authority of the Board shall not relieve the Board of any responsibility imposed upon it by law.

If at a meeting of the Executive Committee where a quorum is present and any action is to be taken on any matter, a Key Investor Designee is not present at such meeting, then, if any other present director at such meeting believes in good faith that the Key Investor Designee that is absent from such meeting should be given an additional opportunity to be present at such meeting for purposes of casting a vote, or participating in the deliberations of the Executive Committee, with respect to a particular matter that is being acted upon by the Executive Committee at such meeting, then upon the request of such other present director, such particular matter shall not be acted upon at such meeting of the Executive Committee (and the meeting of the Executive Committee with respect to such matter shall be adjourned and reconvened, and the chairperson on behalf of the Corporation shall deliver notice of such adjourned meeting to consider such matter in accordance with the applicable notice requirement); provided, however, that for any such reconvened meeting relating to such matter, so long as a quorum is present, no director may request an additional adjournment for any reason (including the absence of any director at such meeting).

Section 3. Audit Committee. The Audit Committee shall consist of three (3) members, each of whom shall be independent or outside directors and none of whom shall be an Investor Designee, an officer or salaried employee of the Corporation or its subsidiaries, an attorney who receives a fee or other compensation for legal services rendered to the Corporation or a subsidiary of the Corporation or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board shall designate one member of the committee to serve as chairman of the committee.

The Audit Committee shall meet at least quarterly at the call of the chairman of the committee, and may hold such additional meetings as the chairman of the committee may deem necessary, to examine, or cause to be examined, the records and affairs of the Corporation to determine its true financial condition, and shall present a report of examination to the Board at the Board’s next regular meeting following the meeting of the Audit Committee. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee. The Audit Committee shall make, or cause to be made, such other examinations as it may deem advisable or whenever so directed by the Board and shall report thereon in writing at a regular meeting of the Board. The Audit Committee shall make recommendations to the Board in relation to the employment of accountants and independent auditors and arrange for such other assistance as it may deem necessary or desirable. The Audit Committee shall review and evaluate the procedures and performance of the Corporation’s internal auditing staff, if any.

Section 4. Compensation Committee. The Compensation Committee shall consist of five (5) members, three (3) of whom shall be independent or outside directors (and none of whom shall be an officer or salaried employee of the Corporation or its subsidiaries or an Investor Designee), one (1) of whom shall be a Key Investor Designee (as selected by the Board), and one (1) of whom shall be the Chief Executive Officer, who shall serve on the Compensation Committee as an Ex-Officio non-voting member, and shall have no power to vote on any matter considered by the Compensation Committee. The Board shall designate one member of the committee to serve as chairman of the Compensation Committee, who shall have the authority to adopt and establish procedural rules for the conduct of all meetings of the committee.

The Compensation Committee shall meet at least annually to assess the structure of the management team and the overall performance of the Corporation and its subsidiaries, and may hold such additional meetings as the chairman may deem necessary. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee. The Compensation Committee shall be responsible for recommending to the Board the compensation, employment arrangements and benefit programs for officers and members of the senior management of the Corporation and for reviewing and ratifying the compensation, employment arrangements and benefit programs for officers and members of the senior management team of the Corporation’s bank subsidiary or subsidiaries, which shall be determined by such bank subsidiary’s board of directors in accordance with any applicable compensation policies established by the Corporation.

Section 5. Nominations Committee. The Nominations Committee shall consist of five (5) members, three (3) of whom shall be independent or outside directors (and none of whom shall be an officer or salaried employee of the Corporation or its subsidiaries or an Investor Designee), one (1) of whom shall be a Key Investor Designee (as selected by the Board), and one

(1) of whom shall be the Chief Executive Officer. The Board shall designate one member of the committee to serve as chairman of the Nominations Committee, who shall have the authority to adopt and establish procedural rules for the conduct of all meetings of the committee.

The Nominations Committee shall meet at least annually to nominate directors and otherwise carry out the terms of the Holding Company Stockholders’ Agreement with respect to the composition of the Board and the nomination and election of directors, and may hold such additional meetings as the chairman may deem necessary. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee.

Section 6. Other Committees. The Board may, by resolution, authorize such other committees as from time to time it may deem necessary or appropriate for the conduct of the business of the Corporation. The members of each committee so authorized shall be appointed by the Board from members of the Board or, as appropriate, officers of the Corporation. Each such committee shall exercise such powers as may be assigned by the Board to the extent not inconsistent with law, these Bylaws, the Holding Company Stockholders’ Agreement, the Articles of Incorporation, or resolutions adopted by the Board.

ARTICLE VI

OFFICERS

Section 1. Designation of Executive Officers. The Board shall, at each annual meeting, elect a Chairman, Chief Executive Officer (who may be a member of the Board), President and a Secretary, and such other officers as the Board from time to time may deem necessary or the business of the Corporation may require.

The election of all officers shall be made only by a vote of a majority of the entire Board. If such election is not held at the meeting held annually for the election of officers, such officers may be so elected at any subsequent regular meeting or at a special meeting called for that purpose, in the same manner above provided. Each person elected shall have such authority, bear such title and perform such duties as provided in these Bylaws and as the Board may prescribe from time to time. All officers elected or appointed by the Board shall assume their duties immediately upon their election and shall hold office at the pleasure of the Board. Whenever a vacancy occurs among the officers, it may be filled at any regular or special meeting called for that purpose, in the same manner as above provided.

Section 2. Term of Office and Removal. Each officer shall serve until his or her successor is elected and duly qualified, the office is abolished or he or she is removed. Any officer may be removed at any regular or special meeting of the Board called for that purpose, with or without cause, by an affirmative vote of a majority of the entire Board.

Section 3. Chairman of the Board. The Chairman shall, subject to the direction of the Board, oversee all of the major activities of the Corporation and its subsidiaries. The Chairman shall preside at all meetings of the stockholders; preside at all meetings of the Board; make recommendations to the Board regarding appointments to all committees; and sign instruments in the name of the Corporation. The Chairman shall also have and may exercise such further powers and duties as from time to time may be determined by the Board.

Section 4. President. The President shall be subject to the direction of the Board. The President shall perform such duties as from time to time may be assigned to him by these Bylaws, the Board, or the Chief Executive Officer.

In the absence of or disability of the Chairman, or if the office of the Chairman is vacant by reason of death, resignation, failure of the Board to elect a Chairman or otherwise, the President or such other person who the Board shall designate, shall exercise the powers and perform the duties which otherwise would fall upon the Chairman. The President shall have the general supervision and direction of all of the Corporation’s operations and personnel, subject to and consistent with policies enunciated by the Board. The President shall, under authority given to him or her, sign instruments in the name of the Corporation.

Section 5. Chief Executive Officer. The Chief Executive Officer of the Corporation, who shall be a member of the Board and subject to the direction of the Board, shall be responsible for assuring that the policy decisions of the Board are implemented as formulated. The Chief Executive Officer shall be responsible, in consultation with such officers and members of the Board as he or she deems appropriate, for planning the growth of the Corporation. The Chief Executive Officer shall be responsible for stockholder relations, relations with investment bankers, other similar financial institutions and financial advisors, and shall be empowered to designate officers of the Corporation and its subsidiaries to assist in such activities. The Chief Executive Officer shall be principally responsible for exploring opportunities for mergers, acquisitions and new business. The Chief Executive Officer shall have the general supervision and direction of all of the Corporation’s officers, subject to and consistent with policies enunciated by the Board. The Chief Executive Officer shall, under authority given to him or her, sign instruments in the name of the Corporation. The Chief Executive Officer shall have such other powers as may be assigned to such officer by the Board, its committees or, if a Chairman is elected by the Board, the Chairman.

Section 6. Vice Presidents. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents may be appointed by the Board to perform such duties as may be prescribed by these Bylaws, the Board, the Chief Executive Officer or the President as permitted by the Board.

Section 7. Secretary. The Secretary shall attend all meetings of the Board and of the stockholders and shall record, or cause to be recorded, all votes and minutes of all proceedings of the Board and of the stockholders in a book or books to be kept for that purpose. The Secretary shall perform such executive and administrative duties as may be assigned by the Board or the Chief Executive Officer. The Secretary shall have charge of the seal of the Corporation, if one is adopted by the Board, shall submit such reports and statements as may be required by law or by the Board, shall conduct all correspondence relating to the Board and its proceedings and shall have such other powers and duties as are generally incident to the office of Secretary and as may be assigned to him or her by the Board, the Chief Executive Officer or the President.

Section 8. Chief Financial Officer. The Board may designate a Chief Financial Officer who shall be the chief accounting officer of the Corporation and shall be responsible for the maintenance of adequate systems and records, keeping a record of all assets, liabilities, receipts, disbursements and other financial transactions and shall see that all expenditures are made in accordance with procedures duly established from time to time by the Board. The Chief Financial Officer shall make such reports as may be required by the Board or as are required by law.

Section 9. Other Officers. Other officers, if appointed by the Board, shall have such authority and shall perform such duties as may be assigned to them from time to time by the Board, the Chief Executive Officer or the President.

Section 10. Compensation of Officers. The compensation of all officers shall be fixed from time to time by the Board, upon the recommendation of the Compensation Committee.

ARTICLE VII

STOCKHOLDERS’ AGREEMENT

These Bylaws shall be read in accordance with and are subject in all respects to the Holding Company Stockholders’ Agreement. In the event of a perceived or actual conflict between these Bylaws and the Holding Company Stockholders’ Agreement, the Holding Company Stockholders’ Agreement shall control.

ARTICLE VIII

DIVIDENDS

The Board shall have the power, subject to the provisions of law and the requirements of the Articles of Incorporation, to declare and pay dividends out of surplus (or, if no surplus exists, out of net profits of the Corporation, for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except where there is an impairment of capital stock), to pay such dividends to the stockholders in cash, in property or in shares of the capital stock of the Corporation and to fix the date or dates for the payment of such dividends.

ARTICLE IX

AMENDMENTS

These Bylaws, except as provided by applicable law or the Articles of Incorporation, or as otherwise set forth in these Bylaws, may be amended or repealed at any regular or special meeting of the entire Board; provided, however, that, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article II, Section 3, 12 or 13; Article IV, Section 1, 5, 7, 8, 10, 11, 12 or 13; Article V, Section 1; Article VII; or this Article IX of these Bylaws or to adopt any provision inconsistent therewith; provided, that any alteration, amendment or repeal that is proposed to make these Bylaws consistent with the terms of the Holding Company Stockholders’ Agreement shall only require the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting as a single class. Any Bylaw made by the Board may be altered, amended, rescinded or repealed by the holders of shares of capital stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose in accordance with the percentage requirements set forth in the Articles of Incorporation and/or these Bylaws.

*   *   *   *   *

I, Gary L. Tice, certify that: (1) I am the duly constituted Chairman of the Board and Chief Executive Officer of TGR Financial, Inc. and as such officer am the official custodian of its records; and (2) the foregoing Bylaws are the bylaws of the Corporation, and all of them are now lawfully in force and effect.

I have hereunto affixed my official signature on this 25th day of September, 2012.

By:	/s/ Gary L. Tice
Gary L. Tice
Chairman of the Board and
Chief Executive Officer

16